UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 1, 2011

Piedmont Natural Gas Company, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-6196	56-0556998
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4720 Piedmont Row Drive, Charlotte, North Carolina		28210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	704-364-3120

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On June 1, 2011, Piedmont Natural Gas Company, Inc. redeemed all of its outstanding 6.25% Insured Quarterly Notes Series 2006, due June 1, 2036 (the "IQ Notes"), at a redemption price equal to 100% of the principal amount ($196,904,000) plus accrued and unpaid interest thereon. The Company used the proceeds of short-term borrowings to redeem the IQ Notes, which the Company intends to repay with the proceeds of its 2.92% Series A Senior Notes due June 6, 2016 and 4.24% Series B Senior Notes due June 6, 2021, each of such senior notes to be issued on June 6, 2011 (collectively, the "New Notes"). Additional information about the New Notes is included in the Company's Current Report on Form 8-K filed May 12, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Natural Gas Company, Inc.

June 1, 2011	By:	Robert O. Pritchard

Name: Robert O. Pritchard
Title: Vice President, Treasurer and Chief Risk Officer